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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 6, 1999

                       SPORTSNUTS.COM INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)




         Delaware                     333-14477                 87-0561426
(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)             Identification No.)

                    The Towers at South Towne #2, Suite 550,
                10421 South 400 West, Salt Lake City, Utah 84095.
                    (Address of principal executive offices)

Registrant's telephone number, including area code (801) 816-2500

              Durwood, Inc. 4085 West 4715 South Kearns, Utah 84118 (Former name or former address, if changed since last report.)



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ITEM 1.  CHANGE IN CONTROL OF REGISTRANT.

     On April 6, 1999, the Registrant, Durwood, Inc., acquired (the "Acquisition") approximately eighty one percent (81%) of the outstanding capital stock from accredited investors (the "Participating Shareholders") in SportsNuts.com, Inc., a Delaware corporation ("SportsNuts"). Additionally, the Registrant changed its name to SportsNuts.com International, Inc., as described in the Restated Certificate of Incorporation of the Registrant, which became effective on April 6, 1999 (the "Restated Certificate"), attached as Exhibit D to that certain Agreement and Plan of Reorganization, dated April 6, 1999, among the Registrant, SportsNuts, and Darren Heiselt, a shareholder of the Registrant (the "Acquisition Agreement"), attached to this Form 8-K as Exhibit 2.1.

     Prior to the Acquisition of SportsNuts, the Registrant conducted no active business. SportsNuts is an internet based "on line" sports club and retail distributor of sports, outdoor, and fitness related products, services, and information, including through direct marketing by independent distributors. A principal asset of SportsNuts is its Internet web site. The Registrant intends to operate SportsNuts in a manner to continue the business that SportsNuts engaged in prior to the Acquisition.

     In connection with the Acquisition, the Registrant affected a 2.213 for 1 forward stock split (the "Forward Split") of all then currently outstanding shares of its common stock, $0.0001 par value (the "Common Stock"). The Forward Split resulted in an increase in the outstanding shares of the Registrant's Common Stock from 1,103,500 to 2,441,713 shares.

     Immediately prior to the Acquisition, the Registrant sold to accredited investors 1,000,000 post Forward Split shares of Common Stock at $1.00 per share to raise gross proceeds of $1,000,000 (the "Private Offering").

     As part of the Acquisition, the Registrant issued 7,533,370 shares of Common Stock to the Participating Shareholders of SportsNuts in exchange for their collective 11,589,800 shares of SportsNuts common stock. Each Participating Shareholder of SportsNuts received 0.654904748 shares of the Registrant's Common Stock in exchange for each share of common stock of SportsNuts. Additionally, the Registrant issued to holders of warrants in SportsNuts who were also accredited investors (each a "Participating Warrant Holder") warrants for the purchase of 3,235,230 shares of the Registrant's Common Stock. Each Participating Warrant Holder received the right to purchase
0.654904748 shares of the Registrant's Common Stock in exchange for each share of SportsNuts common stock it was entitled to purchase pursuant to its SportsNuts warrants.

     In the future, the Registrant may issue up to an additional 1,709,432 shares of Common Stock to acquire the remaining 2,610,200 shares of Common Stock of SportsNuts that are currently held by the remaining shareholders (other than the Registrant). Additionally, 635,257 shares of Common Stock have been reserved for possible issuance to the remaining SportsNuts warrant holders, and 9,862,865 shares of Common Stock have been reserved for issuance to holders of options to purchase common stock in SportsNuts which the Registrant may exchange at a future date for warrants or options of the Registrant.




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     Pursuant to the Acquisition Agreement, the sole director and officer of the
Registrant resigned upon the consummation of the Acquisition. The resigning director has not indicated that the resignation related to any disagreement with the Registrant on any matter relating to the Registrant's operations, policies or practices. The persons serving as directors and officers of SportsNuts immediately prior to the consummation of the Acquisition were elected to the same directorships and offices with the Registrant. These same persons retained their positions as directors and officers of SportsNuts. The following persons (collectively, the "Officers and Directors") were elected to and hold those offices in the Registrant set opposite their names:

          Richard Lubic                                   Chairman, Chief Executive Officer and
                                                          Director
          Kenneth Forrest                                 President and Director
          Anthony Moore                                   Director
          Pierre Boivin                                   Director
          Kenneth Denos                                   Executive Vice President, General Counsel
                                                          Secretary, Treasurer and Director
          Timothy Shields                                 Vice President and Director
          Rodger Smith                                    Vice President

     Upon consummation of the Acquisition, the Officers and Directors owned as a group 11.84% of the voting securities of the Registrant, giving them control of the Registrant. The 11.84% figure assumes the conversion of all common stock held by the Officers and Directors in SportsNuts to Common Stock of the Registrant. This figure does not include the exercise of outstanding warrants or options, which is addressed below. The source of consideration used in the Acquisition by the Registrant were the shares of common stock of SportsNuts that each of them respectively owned or held beneficially prior to the Acquisition.

     In the event that the Officers and Directors exercised all warrants which they beneficially own to purchase Common Stock in the Registrant, their percentage interest in the Registrant would collectively be 17.91% . In addition, the Officers and Directors have options to purchase Common Stock in SportsNuts. If these options are converted to options to purchase Common Stock of the registrant, and all of these options are exercised (together with all warrants as described in the previous sentence), then the percentage interest of the Officers and Directors in the Registrant collectively would be 47.38%.

     Prior to the Acquisition, no material relationship existed between SportsNuts and/or any of its affiliates and the Registrant or any of its officers or directors, or any associate of any such officer or director. The consideration given by the Registrant for the stock of SportsNuts was determined by negotiation between the two companies.

     Other than as described in this Item 1, the Registrant is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Registrant.

     The transactions described in the Item 1 were approved by written consents of shareholders owning a majority of the Registrant's Common Stock, and included approval of the following




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actions:

     (a) A 2.213 for 1 forward stock split of all then currently outstanding shares of the Registrant's Common Stock, resulting in an increase in the number of outstanding shares of Common Stock of the Registrant from 1,103,500 to 2,441,713 shares, effective April 6, 1999.

     (b) The filing of the Restated Certificate which (1) changed the Registrant's corporate name from Durwood, Inc., to SportsNuts.com International, Inc.; (2) provided for two classes of capital stock, Preferred Stock, 5,000,000 shares (with the designations, powers, and preferences to be determined by the board of directors) and Common Stock, 50,000,000 shares, and with both classes having a par value $0.0001 per share; (3) provided for a board of directors that is divided into three classes, with each class to be elected at the first annual meeting of stockholders, for terms expiring at the succeeding annual meeting, the next succeeding annual meeting, and the third succeeding annual meeting; (4) provided that a 66 2/3% vote of the shares outstanding shall be necessary to amend certain articles of the Certificate of Incorporation relating to the organization and operation of the board of directors of the Registrant; and (5) provided for the indemnification and limitation of liability of the officers and directors of the Registrant to the fullest extent permitted by Delaware law.

     (c) The Acquisition, pursuant to which the Registrant may issue in at least two stages a total of 9,299,648 shares of Common Stock, warrants to acquire 3,870,487 shares of Common Stock, and options to acquire 9,862,865 shares of Common Stock, as more fully described in the Acquisition Agreement.

     (d) The election of the directors named above.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     See discussion in Item 1, above.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     Registrant intends to file the financial statements (together with applicable exhibits for the financial statements) on or before June 21, 1999.



     (c) EXHIBITS.

         2.1 Agreement and Plan of Reorganization dated as of April 6, 1999, among Durwood, Inc., SportsNuts, and Darren Heiselt, a shareholder of Durwood, Inc., which includes as an exhibit the Restated Certificate of Incorporation of the Registrant




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SPORTSNUTS.COM INTERNATIONAL, INC.
                                            (Formerly Durwood, Inc.)



Date: APRIL 20, 1999                        By /s/ KENNETH DENOS
     -----------------------------             ---------------------------------
                                               Kenneth Denos, Executive Vice
                                               President


















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EXHIBIT INDEX


Exhibit Number          Description
--------------          -----------
 2.1                    Agreement and Plan of Reorganization dated April 6,
                        1999,  among Durwood, Inc.,  SportsNuts.com, Inc.,
                        and Darren Heiselt, a shareholder of Durwood, Inc,
                        which includes as an Exhibit the Restated Certificate
                        of Incorporation of the Registrant.